Exhibit 99.1

Citius Pharmaceuticals to be Added to Russell

2000® Index

CRANFORD, N.J., June 7, 2021 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on anti-infective products in adjunct cancer care, unique prescription products and stem cell therapy, today announced that it is set to be added to the Russell 2000® Index at the conclusion of the Russell US Indexes annual reconstitution, effective at the opening of the U.S. equity markets on June 28, 2021.

“Our inclusion in the Russell index is an important milestone for Citius that reflects the continued progress we are making to develop and commercialize first-in-class treatment options for patients around the world. We welcome the enhanced visibility of our diversified pipeline and long-term growth potential, and look forward to sharing our future milestones with a broader investment community,” said Myron Holubiak, President and Chief Executive Officer of Citius.

FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes. Membership in the small-cap Russell 2000® Index, which remains in place for one year, is based on membership in the broad-market Russell 3000® Index. Citius stock will also be automatically added to the appropriate growth and value indexes.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell’s US indexes. Russell indexes are part of FTSE Russell, a leading global index provider.

For more information on the Russell 2000® Index and the Russell indexes reconstitution, visit the FTSE Russell website.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapy. The Company’s lead product candidate, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections (CRBSIs), is currently enrolling patients in a Phase 3 pivotal superiority trial. Mino-Lok® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA). Through its subsidiary, NoveCite, Inc., Citius is developing a novel proprietary mesenchymal stem cell treatment derived from induced pluripotent stem cells (iPSCs) for acute respiratory conditions, with a near-term focus on Acute Respiratory Distress Syndrome (ARDS) associated with COVID-19. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to becoming included and remaining included in the Russell 2000 index; our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our need for substantial additional funds; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on December 16, 2020 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Andrew Scott

Vice President, Special Projects

T: 908-967-6677 x105

E: ascott@citiuspharma.com

Ilanit Allen

Vice President, Corporate Communications and Investor Relations

T: 908-967-6677 x113

E: iallen@citiuspharma.com